UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-A/A
(Amendment No.1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

TURTLE BEACH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	27-2767540
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

44 South Broadway, 4th Floor White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE

This Form 8-A/A is filed by Turtle Beach Corporation, a Nevada corporation (the “Company”) to reflect the expiration of the preferred stock purchase rights (each, a “Right” and collectively, the “Rights”) registered on the Form 8-A filed by the Company on March 29, 2023.

Item 1.	Description of Registrant’s Securities to be Registered

On June 15, 2023, the Company entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of March 28, 2023, by and between the Company and Issuer Direct Corporation, as rights agent (the “Rights Agreement”) (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Turtle Beach Corporation with the Securities and Exchange Commission on March 29, 2023). The Amendment terminated the Rights Agreement by accelerating the expiration time of the Rights to 5:00 p.m., New York, New York time, on June 15, 2023.

The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 4.2 and incorporated herein by reference.

Item 2.	Exhibits

4.1
Rights Agreement, dated as of March 28, 2023, by and between Turtle Beach Corporation and Issuer Direct Corporation, as rights agent (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Turtle Beach Corporation with the Securities and Exchange Commission on March 29, 2023).

4.2
Amendment No. 1 to Rights Agreement, dated as of June 15, 2023, by and between Turtle Beach Corporation and Issuer Direct Corporation, as rights agent (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Turtle Beach Corporation with the Securities and Exchange Commission on June 16, 2023).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 6, 2023	TURTLE BEACH CORPORATION

	By:	/s/ John T. Hanson
	Name:	John T. Hanson
	Title:	Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

4.1
Rights Agreement, dated as of March 28, 2023, by and between Turtle Beach Corporation and Issuer Direct Corporation, as rights agent (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Turtle Beach Corporation with the Securities and Exchange Commission on March 29, 2023).

4.2
Amendment No. 1 to Rights Agreement, dated as of June 15, 2023, by and between Turtle Beach Corporation and Issuer Direct Corporation, as rights agent (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed by Turtle Beach Corporation with the Securities and Exchange Commission on June 16, 2023).